Exhibit 99.1


     PLX Technology, Inc. Reports Second-Quarter 2006 Financial Results


     SUNNYVALE, Calif.--(BUSINESS WIRE)--July 18, 2006--PLX Technology, Inc. (NASDAQ:PLXT):

     --   Increases across All Product Lines Drive Revenue Growth and
          Profitability

     --   Cash and Investment Balances Increase by $2.9 Million from Prior
          Quarter

     -- Shipped PCI Express Production Units, Samples or Development Systems to More than 400 Customers since Product Line Launch

     PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the second quarter ended June 30, 2006.
     For the second quarter ended June 30, 2006, PLX reported net revenues of $19.4 million, a 47 percent increase from the $13.2 million reported in the second quarter ended June 30, 2005, and a three percent decrease compared to the $20.0 million reported in the first quarter ended March 31, 2006. Included in the first quarter ended March 31, 2006 results is a one-time pick-up in net revenues and gross margin of $2,766,076 and $1,875,066, respectively, as a result of the Company's change from the sell-through method of accounting for revenues to the sell-in method, whereby revenues are recognized at the time of shipment to a distributor.
     Net revenues for the first six months of 2006 were $39.4 million, a 49 percent increase from the $26.4 million reported for the first six months of 2005. As described above, net revenues for the first six months of 2006 include the one-time pick-up in revenue in the first quarter ended March 31, 2006 as a result of the change to the sell-in accounting method.
     Net income for the second quarter ended June 30, 2006, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related costs and stock option expense, was $0.3 million, or $0.01 per share (diluted). This compared with net losses under GAAP of $0.7 million, or a loss of $0.03 per share (diluted), in the second quarter ended June 30, 2005 and net income under GAAP of $1.5 million, or $0.06 per share (diluted), in the first quarter ended March 31, 2006. Net income for the first six months of 2006 was $1.8 million, or $0.06 per share (diluted), compared to net losses of $1.3 million, or a loss of $0.05 per share (diluted), for the first six months of 2005.
     Pro forma net income for the second quarter ended June 30, 2006, which excluded the effect of stock option expense and acquisition-related costs, was $2.2 million, or $0.08 per share (diluted). This compared with pro forma net losses of $0.2 million, or a loss of $0.01 per share (diluted), in the second quarter ended June 30, 2005 and pro forma net income of $3.1 million, or $0.11 per share (diluted), in the first quarter ended March 31, 2006. Pro forma net income for the first six months of 2006 was $5.3 million, or $0.18 per share (diluted), compared with pro forma net losses of $0.1 million, or $0.00 per share (diluted), for the first six months of 2005. Included in pro forma net income for the first quarter and first six months of 2006 is the one-time pick-up described above. A reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
     The Company's gross margin for the second quarter ended June 30, 2006 was 58 percent, as compared with 63 percent for the first quarter ended March 31, 2006 and 63 percent for the second quarter ended June 30, 2005. The one-time pick-up in revenue and gross margin in the first quarter ended March 31, 2006 as described above resulted in an increase of approximately one percent to the first quarter ended March 31, 2006 gross margin. The decrease in gross margin was primarily the result of higher sales of USB and PCI Express(TM) devices, which yield lower margins relative to the PCI I/O devices.
     Operating expenses under GAAP for the second quarter ended June 30, 2006 of $11.3 million include $1.4 million in stock option expense and $0.5 million of acquisition-related costs. This compares with operating expenses under GAAP of $11.3 million in the first quarter ended March 31, 2006, which include $1.0 million of stock option expense and $0.5 million of acquisition-related costs.
     Pro forma operating expenses for the second quarter ended June 30, 2006 were $9.4 million, which exclude stock option expense and acquisition-related costs. This compares to pro forma operating expenses of $9.7 million for the prior quarter.
     The Company's balance sheet remained strong. At June 30, 2006, cash and investments were $38.3 million, compared to $35.0 million at December 31, 2005. Additionally, there continues to be no debt.
     "Our year-over-year and sequential results reflect solid execution of our growth initiatives," said Mike Salameh, PLX Technology's chief executive officer. "More specifically, we achieved 47 percent revenue growth year-over-year, while growing quarterly pro forma results from a loss to a $2.2 million net profit and increasing cash and investments by nearly $6 million. Successful execution of our PCI Express and USB product plans were the main drivers of these results. In the second quarter, we started sampling two new PCI Express switches, which brings our total PCI Express product family to nine switches and bridges. This product family, by far the broadest in the industry, addresses a wide range of applications in the server, storage, PC peripheral, and embedded-system markets. Since we launched the product line in late 2004, we have shipped PCI Express production units, samples or development systems to more than 400 customers, compared to over 300 at the end of the first quarter.
     "USB growth has been driven by increased demand from a variety of customers in consumer and PC peripheral applications such as GPS systems, wireless LAN adapters and docking stations. We are also winning new designs in applications that have high data transfer rates or low power consumption requirements such as PDA's and TV Tuners.
     "Based on our market leadership in PCI Express and USB, we expect to achieve sustained growth of revenues and earnings."

     Business Outlook

     The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its third-quarter earnings conference call, although it may provide additional detail regarding its guidance on today's scheduled conference call.

     -- Revenue for the third quarter ended September 30, 2006 is expected to be between $19.5 million and $20.5 million, with approximately 18 percent to 20 percent of total revenues attributable to USB products and approximately 22 percent to 24 percent of total revenues attributable to PCI Express products.

     -- Gross margins are expected to be in the range of 57 percent to 59 percent.

     -- Operating expenses under GAAP are expected to be between $11.4 million and $11.6 million. Pro forma expenses are expected to be between $9.6 million and $9.8 million. Pro forma operating expenses exclude the effect of stock compensation, which is expected to be between $1.2 million and $1.4 million and acquisition-related costs of approximately $0.5 million.

     PLX(R) management plans to conduct a conference call today at 2:00 p.m. PST to discuss its second-quarter financial results, as well as its third-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until July 25, 2006. The Webcast can also be accessed through www.ccbn.com.
     For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

     USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude the effect of stock-based compensation expense as prescribed by SFAS 123R and acquisition-related charges, such as amortization of deferred compensation, and amortization of purchased intangible assets. PLX's management believes that the presentation of pro forma financial results are useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with valuable insight into PLX's operating results. Further, these non-GAAP results are one of the primary indicators PLX's management uses for planning and forecasting future performance. In addition, PLX has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

     About PLX

     PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of PCI Express, USB and other standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the third quarter of 2006, which are set forth under the caption "Business Outlook," statements regarding the PCI Express and USB product lines and statements about achieving sustained growth of revenues and earnings. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarter ended March 31, 2006, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

     PLX is a trademark of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.



                              PLX TECHNOLOGY, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                             Three Months Ended       Six Months Ended

                                                          June 30
                          June 30  June 30  March 31 -----------------
                            2006     2005     2006     2006     2005
                          -------- -------- -------- -------- --------

Net revenues              $19,411  $13,185  $20,005  $39,416  $26,407
Cost of revenues            8,225    4,900    7,497   15,722    9,757
                          -------- -------- -------- -------- --------
Gross margin               11,186    8,285   12,508   23,694   16,650

Operating expenses:
  Research and
   development              4,835    4,665    5,079    9,914    8,777
  Selling, general and
   administrative           5,982    4,021    5,675   11,657    8,447
  Amortization of
   purchased intangible
   assets                     481      512      512      993    1,024
                          -------- -------- -------- -------- --------
Total operating expenses   11,298    9,198   11,266   22,564   18,248

Income (loss) from
 operations                  (112)    (913)   1,242    1,130   (1,598)
Interest income and
 other, net                   421      185      342      763      340
                          -------- -------- -------- -------- --------

Income (loss) before
 provision (benefit) for
 income taxes                 309     (728)   1,584    1,893   (1,258)
Provision for income
 taxes                         28        4       43       71       15
                          -------- -------- -------- -------- --------

Net income (loss)         $   281  $  (732) $ 1,541  $ 1,822  $(1,273)
                          ======== ======== ======== ======== ========

Basic net income (loss)
 per share                $  0.01  $ (0.03) $  0.06  $  0.07  $ (0.05)
                          ======== ======== ======== ======== ========
Shares used to compute
 basic per share amounts   28,081   26,932   27,884   27,983   26,857
                          ======== ======== ======== ======== ========
Diluted net income (loss)
 per share                $  0.01  $ (0.03) $  0.05  $  0.06  $ (0.05)
                          ======== ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                   28,938   26,932   28,794   28,868   26,857
                          ======== ======== ======== ======== ========


                              PLX TECHNOLOGY, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Excluding Acquisition-Related Costs and
                        Stock-Based Compensation Expense)
                                   (Unaudited)
                    (in thousands, except per share amounts)

                              Three Months Ended      Six Months Ended

                                                          June 30
                          June 30  June 30  March 31 -----------------
                            2006     2005   2006 (1)   2006     2005
                          -------- -------- -------- -------- --------

Net revenues              $19,411  $13,185  $20,005  $39,416  $26,407
Cost of revenues            8,210    4,900    7,488   15,698    9,757
                          -------- -------- -------- -------- --------
Gross margin               11,201    8,285   12,517   23,718   16,650

Operating expenses:
  Research and
   development              4,279    4,649    4,602    8,881    8,683
  Selling, general and
   administrative           5,117    4,004    5,097   10,214    8,409
                          -------- -------- -------- -------- --------
Total operating expenses    9,396    8,653    9,699   19,095   17,092

Income (loss) from
 operations                 1,805     (368)   2,818    4,623     (442)
Interest income and
 other, net                   421      185      342      763      340
                          -------- -------- -------- -------- --------

Income (loss) before
 provision (benefit) for
 income taxes               2,226     (183)   3,160    5,386     (102)
Provision for income
 taxes                         28        4       43       71       15
                          -------- -------- -------- -------- --------

Net income (loss)         $ 2,198  $  (187) $ 3,117  $ 5,315  $  (117)
                          ======== ======== ======== ======== ========

Basic net income (loss)
 per share                $  0.08  $ (0.01) $  0.11  $  0.19  $ (0.00)
                          ======== ======== ======== ======== ========
Shares used to compute
 basic per share amounts   28,081   26,593   27,884   27,983   26,857
                          ======== ======== ======== ======== ========
Diluted net income (loss)
 per share                $  0.08  $ (0.01) $  0.11  $  0.18  $ (0.00)
                          ======== ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                   28,938   26,593   28,794   28,868   26,857
                          ======== ======== ======== ======== ========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)    $   281  $  (732) $ 1,541  $ 1,822  $(1,273)
Amortization of
 deferred stock-based
 compensation                  16       33       16       32      132
Amortization of
 purchased intangible
 assets                       481      512      512      993    1,024
Stock-based compensation
 expense
 -- Cost of revenues           15        -       10       25        -
 -- Research and
     development              542        -      463    1,005        -
 -- Selling, general and
     administrative           863        -      575    1,438        -
                          -------- -------- -------- -------- --------
Pro forma net income
 (loss)                   $ 2,198  $  (187) $ 3,117  $ 5,315  $  (117)
                          ======== ======== ======== ======== ========

(1) The above pro forma amounts for the three months ended March 31, 2006 include a pick-up in net revenues and cost of revenues of $2,766,076 and $891,009, respectively as a result of the Company's change from the sell-through method of accounting for revenues to the sell-in method whereby revenues are recognized at the time of shipment to a distributor.


                              PLX TECHNOLOGY, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                               June 30    December 31
                                                 2006       2005 (1)
                                             ------------ ------------
                                              (unaudited)
ASSETS

  Cash and investments                       $    38,265  $    35,043
  Accounts receivable, net                         6,098        6,203
  Inventories                                     10,112        4,328
  Property and equipment, net                     29,201       29,535
  Goodwill                                        35,818       35,818
  Other intangible assets                          3,736        4,729
  Other assets                                     1,913        2,255
                                             ------------ ------------
Total assets                                 $   125,143  $   117,911
                                             ============ ============

LIABILITIES

  Accounts payable                           $     7,105  $     4,530
  Accrued compensation and benefits                2,153        1,754
  Deferred revenues                                    -        1,963
  Accrued commissions                                407          298
  Other accrued expenses                           1,146        1,877
                                             ------------ ------------
Total liabilities                                 10,811       10,422

STOCKHOLDERS' EQUITY

  Common stock, par value                             28           28
  Additional paid-in capital                     123,307      118,313
  Accumulated other comprehensive loss               (87)        (114)
  Accumulated deficit                             (8,916)     (10,738)
                                             ------------ ------------
Total stockholders' equity                       114,332      107,489
                                             ------------ ------------
Total liabilities and stockholders' equity   $   125,143  $   117,911
                                             ============ ============

(1) Derived from audited financial statements



    CONTACT: PLX Technology, Inc.
             Michael J. Salameh, 408-774-9060 (CEO)
             msalameh@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996 (Editorial)
             jsteach@plxtech.com